Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

DigitalOptics Corporation MEMS, a Delaware corporation
DigitalOptics Corporation, a Delaware corporation
DLLNI LIMITED, a company organized under the laws of England and Wales
DTS (Asia) Limited, a company organized under the laws of Hong Kong
DTS (Asia) Limited, Korea Branch (S. Korea)
DTS (BVI) AZ Research Limited, a company organized under the laws of the British Virgin Islands
DTS (BVI) Limited, a company organized under the laws of British Virgin Islands
DTS Asia Limited Taiwan Branch (Taiwan)
DTS China Holding Limited, a company organized under the laws of British Virgin Islands
DTS China Licensing (Hong Kong) Ltd., a company organized under the laws of Hong Kong
DTS International Services GmbH (Germany)
dts Japan KK, a company organized under the laws of Japan
DTS Licensing Limited, an Irish limited corporation
DTS Licensing Pte. Ltd., a company organized under the laws of Singapore
DTS Washington LLC, a Delaware limited liability company
DTS, Inc., a Delaware corporation
DTS, LLC, a Delaware limited liability company
FotoNation Cayman (Cayman)
FotoNation Corporation, a Delaware corporation
FotoNation Limited, an Irish limited corporation
FotoNation SRL, a Romanian limited liability corporation
FotoNation UK Limited, a company organized under the laws of England and Wales
Guangzhou DTS Digital Theater Systems, Co. Ltd., a company organized under the People’s Republic of China
iBiquity Digital Corporation, a Delaware corporation
iBiquity Digital, S. de R.L. de C.V., a company organized under the laws of Mexico
Invensas Bonding Technologies Inc., a Delaware corporation
Invensas Corporation, a Delaware corporation
Manzanita Systems, LLC, a California limited liability company
Phorus, Inc., a Delaware corporation
Tessera Advanced Technologies, Inc., a Delaware corporation
Tessera Global Services Inc., a Delaware corporation
Tessera Intellectual Property Corp., a Delaware corporation
Tessera Technologies, Inc., a Delaware corporation
Tessera, Inc., a Delaware corporation

The names of other subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.